 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 1996.

                                                REGISTRATION NO. 333-07179
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                            GENERAL WIRELESS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------


        DELAWARE                     4812                    75-2550006
                               (PRIMARY STANDARD          (I.R.S. EMPLOYER
     (STATE OR OTHER              INDUSTRIAL           IDENTIFICATION NUMBER)
     JURISDICTION OF          CLASSIFICATION CODE
    INCORPORATION OR                NUMBER)
      ORGANIZATION)

                               ----------------

                          6688 N. CENTRAL EXPRESSWAY
                              DALLAS, TEXAS 75206
                                (214) 373-0494
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                 THE REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                               ROGER D. LINQUIST
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            GENERAL WIRELESS, INC.
                          6688 N. CENTRAL EXPRESSWAY
                              DALLAS, TEXAS 75206
                                (214) 373-0494
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:
        EDWARD M. LEONARD, ESQ.               JOHN D. WATSON, JR., ESQ.
    BROBECK, PHLEGER & HARRISON LLP               LATHAM & WATKINS
         TWO EMBARCADERO PLACE              1001 PENNSYLVANIA AVE., N.W.
      PALO ALTO, CALIFORNIA 94303            WASHINGTON, D.C. 20004-2505
            (415) 424-0160                         (202) 637-2200

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                  PART I

                    INFORMATION REQUIRED IN PROSPECTUS

  The information required in this Part I is contained in Part I of the Registrant's Registration Statement on Form S-1 (Registration No. 333-07179), as filed with the Securities and Exchange Commission on June 28, 1996, which is incorporated herein by reference.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Senior Discount Notes being registered. All amounts are estimates except the SEC registration fee and the NASD filing fees.

      SEC Registration fee............................................. $75,863
      NASD fee.........................................................  22,500
      Printing and engraving...........................................    *
      Legal fees and expenses of the Company...........................    *
      Accounting fees and expenses.....................................    *
      Blue sky fees and expenses.......................................    *
      Transfer agent fees..............................................    *
      Miscellaneous....................................................    *
                                                                        -------
        Total.......................................................... $  *
                                                                        =======

- --------
* To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law, as amended ("Delaware Law"), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  Section 102(b)(7) of Delaware Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Delaware Law (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

  The Registrant's Restated Certificate of Incorporation provides that the Registrant's directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under Delaware Law as in effect at the time such liability is determined. The Registrant has entered into indemnification agreements with all of its officers and directors, as permitted by Delaware Law. Reference is also made to Section 6 of the Underwriting Agreement contained in Exhibit 1.1 hereto, indemnifying officers and directors of the Registrant against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  (a) Since inception, the Registrant has issued and sold the following securities (as adjusted to reflect the stock conversions and exchanges effected to date, as well as the proposed 20-for-1 split to be effected prior to the effectiveness of this Registration Statement):

  1. On July 18, 1994, September 30, 1994 and June 2, 1995, the Registrant issued and sold an aggregate of 2,077,420 shares of Class B Common Stock at a price of $1.37 per share to its founding members consisting of Messrs. Roger Linquist, Malcolm Lorang, entities affiliated with Accel Partners and Battery Ventures III, L.P. (387,980 of which were repurchased by the Company in December 1995). In addition, on December 1, 1995, entities affiliated with Accel Partners received warrants to purchase 1,149,980 shares of Class C Common Stock at an exercise price of $5.00 per share in connection with the exchange of securities effected in November 1995.

  2. On December 1, 1995, December 28, 1995 and May 20, 1996, the Registrant issued and sold to several private placement investors the following:

    (a) 420,000 shares of Class B Common Stock and warrants to purchase 210,000 shares of Class B Common Stock with an exercise price of $2.50 per share for an aggregate price of $1,050,000 ($5.00 for each unit consisting of two shares of Class B Common Stock and a warrant to purchase one share of Class B Common Stock);

    (b) 10,047,040 shares of Class C Common Stock and warrants to purchase 5,023,520 shares of Class C Common Stock with an exercise price of $5.00 per share for an aggregate purchase price of $50,235,200 ($10.00 for each unit consisting of two shares of Class C Common Stock and warrant to purchase one share of Class C Common Stock);

    (c) 2,000,000 shares of Class C Common Stock and warrants to purchase 100,000 shares of Class C Common Stock with an exercise price of $5.00 per share for an aggregate price of $10,000,000 ($10.00 for each unit consisting of two shares of Class C Common Stock and a warrant to purchase 0.1 shares of Class C Common Stock);

    (d) Warrants to purchase 400,000 shares of Class C Common Stock at an exercise price of $5.00 per share and warrants to purchase 800,000 shares of Class C Common Stock at an exercise price of $0.0005 per share for an aggregate price of $3,999,600 ($9.999 for each unit consisting of one warrant to purchase one share with an exercise price of $5.00 per share and one warrant to purchase two shares with an exercise price of $0.0005 per share);

   In addition, on February 20, 1996, the Registrant issued 137,740 shares of Class C Common Stock to its placement agent in connection with the placements effected in December 1995, pursuant to the terms of the Registrant's Engagement Letter with the agent. See Exhibit 10.2.

  3. On December 1, 1995, the Company issued warrants to purchase 100,000 shares of Class C Common Stock with an exercise price of $5.00 per share to an advisor to the Company for advisory services rendered.

  4. On March 15, 1996, the Registrant and Hyundai Electronics America ("Hyundai") entered into a Stock Purchase Agreement (Exhibit 10.8) under which the Registrant is obligated to purchase and Hyundai is obligated to purchase up to 10,000,000 units at a price of $5 per unit, each unit consisting of one share of Class C Common Stock and one warrant to purchase 0.05 shares of Class C Common Stock with an exercise price of $5 per share. This transaction is conditioned upon and subject to (a) governmental approval (including approval by the Republic of Korea), (b) the Registrant obtaining certain number of PCS licenses and (c) restrictions under the rules and regulations promulgated by the Federal Communications Commission and under telecommunications laws, in particular, regarding the amount of foreign investment in the Registrant.

  5. The Registrant granted stock options to purchase 2,759,480 shares of Class B Common Stock with an exercise price of $2.50 per share to employees, directors and consultants under its 1995 Stock Option Plan.

  The issuances described in Item 15(a)(1) were deemed exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act. The issuances of the securities described in item 15(a)(2) were deemed to be exempt from registration under the Act in reliance on Section 4(2) of the Act as transactions by an issuer not involving any public offering. In addition, the recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (A) EXHIBITS

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
   1.1(3)    Form of Underwriting Agreement (preliminary form).
   3.1(1)    Certificate of Incorporation of the Registrant, as amended to date.
   3.2(1)    Bylaws of the Registrant, as amended.
   4.1(1)    Reference is made to Exhibits 3.1 and 3.2.
   4.2(3)    Form of Indenture.
   4.3(1)    Registration Rights Agreement dated December 1, 1995, among the
              Registrant and the investors named therein, as amended.
   4.4(1)    Stockholders Agreement dated December 1, 1995, among the
              Registrant and the stockholders named therein, as amended.
   4.5(1)    Form of Subscription Agreements entered into between the
              Registrant and its existing Class B and Class C Common Stock investors.
   4.6(1)    Form of Class B Common Stock Warrant.
   4.7(1)    Form of Class C Common Stock Warrant.
   5.1(3)    Opinion of Brobeck, Phleger & Harrison LLP.
  10.1(2)    Form of Indemnification Agreement entered into between the
              Registrant and its directors and officers.
  10.2(1)    Engagement Letter dated December 9, 1994, Agency Agreement, dated
              November 20, 1995, Placement Certificate, dated December 1, 1995, by and between the Registrant and Bear, Stearns & Co. Inc.

 EXHIBIT NO.                            DESCRIPTION
 -----------                            -----------
  10.3(2)    Procurement Agreement, effective December 1, 1995, among the
              Registrant, Mitsui Comtek Corp. and Mitsui & Co. (U.S.A.), Inc.
  10.4(2)    Loan Agreement, dated March 15, 1996, among the Registrant and
              Hyundai Electronics America ("Hyundai"), including form of promissory note.
  10.5(2)    Stock Purchase Agreement, dated March 15, 1996, among the
              Registrant and Hyundai.
  10.6(2)(4) Equipment Purchase Agreement, dated March 15, 1996, among the
              Registrant and Hyundai Electronics Industries Co., Ltd. ("HEI").
  10.7(1)    Employee Training Agreement, dated March 15, 1996, among the
              Registrant and HEI.
  11.1(2)    Computation of Earnings/(Loss) Per Share.
  21.1(1)    Subsidiaries of the Registrant.
  23.1(1)    Consent of Arthur Andersen LLP, Independent Public Accountants
              (see page II-8).
  23.2(3)    Consent of Counsel. Reference is made to Exhibit 5.1.
  24.1(1)    Power of Attorney.
  25.1       Statement of Eligibility of Trustee.
  27.1(1)    Financial Data Schedule.

- --------

(1) Previously filed.

(2) Incorporated by reference from Amendment No. 1 to the Registration Statement on Form S-1 filed August 26, 1996 (SEC File No. 333-07161).

(3) To be supplied by amendment.

(4) Certain portions of this Exhibit, for which confidential treatment has been requested, have been omitted and filed separately with the Securities and Exchange Commission.

  (B) FINANCIAL STATEMENT SCHEDULES--All required information is set forth in the consolidated financial statements included in the Prospectus constituting part of this Registration Statement.

  Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

  The Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware Corporations Law, the Certificate of Incorporation or the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, the Underwriting Agreement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, STATE OF TEXAS, ON THIS 26TH DAY OF AUGUST, 1996.

                                          General Wireless, Inc.

                                                /s/ Roger D. Linquist
                                          By: _________________________________
                                                     Roger D. Linquist
                                               President and Chief Executive
                                                          Officer


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                        TITLE                 DATE

                                       President and Chief
     /s/ Roger D. Linquist              Executive Officer      August 26, 1996
- -------------------------------------   (Principal
         (ROGER D. LINQUIST)            Executive Officer),
                                        Chairman of the
                                        Board of Directors
                                        and Secretary

                                       Vice President of
               *                        Corporate              August 26, 1996
- -------------------------------------   Development and
           (ROBERT FUGATE)              Chief Financial
                                        Officer (Principal
                                        Financial and
                                        Accounting Officer)

                                       Director
               *                                               August 26, 1996
- -------------------------------------
         (ROBERT G. BARRETT)

                                       Director
               *                                               August 26, 1996
- -------------------------------------
          (RALPH M. BARUCH)

              SIGNATURE                         TITLE                DATE

                                        Director
               *                                               August 26, 1996
- -------------------------------------
       (FREDERIC C. HAMILTON)

                                        Director
               *                                               August 26, 1996
- -------------------------------------
        (JOSEPH T. MCCULLEN)

                                        Director
               *                                               August 26, 1996
- -------------------------------------
         (ARTHUR PATTERSON)

                                        Director
               *                                               August 26, 1996
- -------------------------------------
           (JOHN SCULLEY)

                                        Director
               *                                               August 26, 1996
- -------------------------------------
         (TOSHIHIRO SOEJIMA)

      /s/ Roger D. Linquist

*By:____________________________

   (ROGER D. LINQUIST) ATTORNEY-IN-
               FACT

                               INDEX TO EXHIBITS

 EXHIBIT NO.                       DESCRIPTION                         PAGE NO.
 -----------                       -----------                         --------
   1.1(3)    Form of Underwriting Agreement (preliminary form).
   3.1(1)    Certificate of Incorporation of the Registrant, as
              amended to date.
   3.2(1)    Bylaws of the Registrant, as amended.
   4.1(1)    Reference is made to Exhibits 3.1 and 3.2.
   4.2(3)    Form of Indenture.
   4.3(1)    Registration Rights Agreement dated December 1, 1995,
              among the Registrant and the investors named therein,
              as amended.
   4.4(1)    Stockholders Agreement dated December 1, 1995, among
              the Registrant and the stockholders named therein, as
              amended.
   4.5(1)    Form of Subscription Agreements entered into between
              the Registrant and its existing Class B and Class C
              Common Stock investors.
   4.6(1)    Form of Class B Common Stock Warrant.
   4.7(1)    Form of Class C Common Stock Warrant.
   5.1(3)    Opinion of Brobeck, Phleger & Harrison LLP.
  10.1(2)    Form of Indemnification Agreement entered into between
              the Registrant and its directors and officers.
  10.2(1)    Engagement Letter dated December 9, 1994, Agency
              Agreement, dated November 20, 1995, Placement
              Certificate, dated December 1, 1995, by and between
              the Registrant and Bear, Stearns & Co. Inc.
  10.3(2)    Procurement Agreement, effective December 1, 1995,
              among the Registrant, Mitsui Comtek Corp. and Mitsui &
              Co. (U.S.A.), Inc.
  10.4(2)    Loan Agreement, dated March 15, 1996, among the
              Registrant and Hyundai Electronics America
              ("Hyundai"), including form of promissory note.
  10.5(2)    Stock Purchase Agreement, dated March 15, 1996, among
              the Registrant and Hyundai.
  10.6(2)(4) Equipment Purchase Agreement, dated March 15, 1996, among the Registrant and Hyundai Electronics
              Industries Co., Ltd. ("HEI").
  10.7(1)    Employee Training Agreement, dated March 15, 1996,
              among the Registrant and HEI.
  11.1(2)    Computation of Earnings/(Loss) Per Share.
  21.1(1)    Subsidiaries of the Registrant.
  23.1(1)    Consent of Arthur Andersen LLP, Independent Public
              Accountants
              (see page II- ).